Exhibit 32.2
CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Pursuant to 18 U.S.C. § 1350, the undersigned certifies that, to the best of my knowledge, the Quarterly Report on Form 10-Q for the period ended March 31, 2025 of Quest Diagnostics Incorporated, as being filed with the Securities and Exchange Commission concurrently herewith, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. § 78m or 78o(d)) and that the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of Quest Diagnostics Incorporated.

Dated:	April 23, 2025	/s/ Sam Samad

Sam Samad
Executive Vice President and
Chief Financial Officer